Exhibit 99

Investor News	NYSE:PEG

For further information, contact:
➢	Kathleen A. Lally, Vice President – Investor Relations	Phone:	973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone:	973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone:	973-430-6596

PSEG ANNOUNCES 2009 SECOND QUARTER RESULTS

$0.61 PER SHARE FROM CONTINUING OPERATIONS

$0.63 PER SHARE OF OPERATING EARNINGS

Performance Reflects Negative Impact of Weather Offset by Lease Gains

(July 31, 2009) – Public Service Enterprise Group (PSEG) reported today second quarter 2009 Income from Continuing Operations of $311 million or $0.61 per share as compared to a Loss from Continuing Operations for the second quarter of 2008 of $166 million or $0.32 per share. Net Income for the second quarter 2009 was the same as Income from Continuing Operations. Including the effect of income from discontinued operations of $16 million or $0.03 per share, PSEG reported a Net Loss for the second quarter of 2008 of $150 million, or $0.29 per share. Operating Earnings for the second quarter of 2009 were $318 million or $0.63 per share compared to the second quarter of 2008 Operating Earnings of $313 million or $0.61 per share.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of the sale and/or impairment of certain non-core assets and the impact of returns/(losses) associated with Nuclear Decommissioning Trust (NDT) obligations and Mark-To-Market (MTM) accounting. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the second quarter. See Attachment 12 for a complete list of items excluded from Income from Continuing Operations in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)
Second Quarter Comparative Results
2009 and 2008

	Income ($millions)		Diluted Earnings Per Share
	2009	2008	2009	2008
Net Income(Loss)	$311	$(150)	$0.61	$(0.29)
Less: Income from Discontinued Ops	—	16	—	0.03
Income(Loss) From Continuing Ops	$311	$(166)	$0.61	$(0.32)
Less: Excluded Items	(7)	(479)	(0.02)	(0.93)

Operating Earnings (Non-GAAP)	$318	$313	$0.63	$0.61
		Avg. Shares	507M	509M

“Our results continue to demonstrate the strength of our employees’ commitment to meeting objectives in the face of difficult market conditions and an abnormally cool weather pattern” said Ralph Izzo, chairman, president and chief executive officer. “We experienced the impact of the second coolest June since 1970.” He went on to say that “we have accomplished a great deal in this quarter which provides strong support for PSEG meeting its long term goals. Regulatory approvals for major PSE&G initiatives, two of which have been received in the past 30 days, support growth as we answer the state’s needs for jobs and clean energy; and additional successful sales of some of our leveraged leases enhances our financial strength. The abnormally cool weather conditions we have experienced through the end of July will challenge our ability to meet the upper end of our 2009 earnings guidance range of $3.00-$3.25 per share.”

Operating Earnings Guidance by subsidiary for 2009 is as follows:

2009 Operating Earnings Guidance
 ($ millions)

PSEG Power	$1,170-$1,245
PSE&G	315–335
PSEG Energy Holdings	40–65
PSEG Parent	(5)
Operating Earnings	$1,520- $1,640
Earnings Per Share	$3.00- $3.25

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 6 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $238 million ($0.47 per share) for the second quarter of 2009 compared with operating earnings of $216 million ($0.42 per share) for the second quarter of 2008.

PSEG Power’s margins in the second quarter of 2009 benefited from higher contracted pricing and lower fuel costs ($0.04 per share). Higher average prices in the second quarter of 2009 reflect the benefit of increased prices under the more recent BGS auctions which replaced lower priced contracts which expired in May 2008 and May 2009, as well as expiration of a below market wholesale contract at year-end 2008.

A contraction in economic activity, coupled with the impact of abnormally cool weather conditions during the month of June, resulted in a 15% reduction in generation for the quarter. Power met its reduced load obligations with higher output from its nuclear fleet, which supplied 62% of generation in the quarter compared with 52% in the year ago quarter. A reduction in the price of gas continued to support operation of the combined cycle gas-fired fleet at the displacement of the coal-fired stations. The shift in fuel mix supported Power’s gross margins during the quarter.

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The nuclear fleet continued its strong operating performance. During the quarter, our nuclear fleet operated at an average capacity factor of 89.1%. Results were influenced by a scheduled refueling outage at Hope Creek. This compares to an average capacity factor of 90.5% during the year-ago quarter. The performance in the second quarter brings the capacity factor for the nuclear fleet for the first half of the year to 93.4% versus 92.3% during the year ago period.

Power’s earnings in the second quarter also benefited from a decline in operating and maintenance expense ($0.01 per share). The improvement reflects a reduction in fossil related costs associated with major maintenance at the Hudson coal station in the year ago quarter which was partially offset by the nuclear refueling outage related expenses at Hope Creek.

Power’s gross margins for the full year are expected to benefit from a decline in fuel costs to a greater degree than originally forecast. However, the improvement in margin is not expected to offset the impact of weather and the economy on demand and earnings. We have, as a result, adjusted our forecast of Power’s full year operating earnings to $1,170 - $1,245 million from $1,210 - $1,285 million to take into account the continuation of abnormally cool weather conditions in the month of July.

PSE&G

PSE&G reported operating earnings of $43 million ($0.09 per share) for the second quarter of 2009 compared with operating earnings of $51 million ($0.10 per share) for the second quarter of 2008.

Electric revenues declined during the second quarter by $0.01 per share. Total gas margin improved by $0.01 per share. Earnings comparisons were also aided by an increase in transmission revenues effective on October 1, 2008 ($0.01 per share). This improvement was offset by higher depreciation on increased levels of investment and O&M ($0.02 per share). Operating and maintenance expenses (excluding the impact of regulatory clauses and pension expense) were marginally lower in the second quarter of 2009 compared with the second quarter of 2008.

Electric demand was heavily affected by cooler than normal weather. Summer weather, as measured by the temperature-humidity index, was 41% cooler than normal in the month of June, reducing air-conditioning loads and, as a result, electric demand. Excluding the impact of weather, we continue to forecast a decline in weather normalized electric sales of 1.5%-2.0% with flat year-over-year sales to the residential sector.

We have reduced our forecast of PSE&G’s 2009 operating earnings to $315 - $335 million from $320 - $345 million. The revised forecast takes into account the impact of cooler than normal weather on electric demand and earnings. The forecast continues to reflect an increase in pension expense as well as higher levels of depreciation expense and financing costs.

PSE&G, on May 29, 2009, filed a request with the New Jersey Board of Public Utilities (BPU) for an increase in electric ($134 million) and gas ($97 million) revenues. The increase is based on a 2009 test year and supports an 11.5% return on equity and a 51% equity ratio.

The BPU, on July 27, 2009, approved PSE&G’s Solar 4 All Program. Under the program, PSE&G will invest $515 million over 2009-2013 to install 80 MW of solar panels. The BPU, on July 1, 2009, approved PSE&G’s Energy Efficiency Economic Stimulus Program. The program entails spending $190 million, including $166 million of capital investment, over an 18-month period for electric and gas energy efficiency programs. This program represents an expansion of programs designed to help meet the state’s goals for a 20% reduction in consumption by 2020.

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PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $36 million ($0.07 per share) for the second quarter of 2009 versus operating earnings of $50 million ($0.10 per share) during the second quarter of 2008.

Holdings’ quarterly earnings comparisons were affected by several items. The operating profit from Holdings’ 2000 MW of gas-fired generating capacity in Texas declined by $0.06 per share. A reduction in demand and lower energy prices (in comparison to very strong pricing in the year ago period) more than offset a reduction in maintenance expense and lower financing costs associated with the Texas assets.

Earnings comparisons were aided by the recognition of gains on the successful termination of five cross-border leveraged leases in the quarter ($0.05 per share). Total proceeds for the sales were approximately $320 million in the quarter. Since December 2008, we terminated eight of these types of leases bringing in cash of approximately $450 million and reducing our cash tax liability by approximately $350 million. We intend, when economically prudent, to pursue a further reduction in our cross-border leveraged lease exposure.

We have increased our forecast of Holdings operating earnings for 2009 to $40 - $65 million from $0 - $20 million. The improvement takes into account gains booked year-to-date on the termination of leases and our on-going efforts to reduce the size of the portfolio.

#####

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse Changes in energy industry, law, policies and regulation, including market structures and rules and reliability standards.
•	Any inability of our energy transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators.
•	Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.
•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.
•	Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.
•	Any inability to balance our energy obligations, available supply and trading risks.
•	Any deterioration in our credit quality.
•	Availability of capital and credit at reasonable pricing terms and our ability to meet cash needs.
•	Any inability to realize anticipated tax benefits or retain tax credits.
•	Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.
•	Delays or cost escalations in our construction and development activities.
•	Adverse investment performance of our decommissioning and defined benefit plan trust funds and changes in discount rates and funding requirements.
•	Changes in technology and/or increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. Forward-looking statements made herein only apply as of this date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

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Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Results by Subsidiary
(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Earnings Results ($ Millions)

PSEG Power	$238	$216	$597	$495
PSE&G	43	51	166	187
PSEG Energy Holdings	36	50	40	78
PSEG	1	(4)	(3)	(9)
Operating Earnings	$318	$313	$800	$751
Reconciling Items (a)	(7)	(479)	(45)	(482)
Income (Loss) from Continuing Operations	$311	$(166)	$755	$269
Discontinued Operations	—	16	—	29
Net Income (Loss)	$311	$(150)	$755	$298

Fully Diluted Average Shares Outstanding (in Millions)	507	509	507	509

Per Share Results (Diluted)

PSEG Power	$0.47	$0.42	$1.18	$0.97
PSE&G	0.09	0.10	0.33	0.37
PSEG Energy Holdings	0.07	0.10	0.08	0.15
PSEG	—	(0.01)	(0.01)	(0.02)
Operating Earnings	$0.63	$0.61	$1.58	$1.47
Reconciling Items (a)	(0.02)	(0.93)	(0.09)	(0.94)
Income (Loss) from Continuing Operations	$0.61	$(0.32)	$1.49	$0.53
Discontinued Operations	—	0.03	—	0.06
Net Income (Loss)	$0.61	$(0.29)	$1.49	$0.59

(a) See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Note 1:

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended June 30, 2009 and 2008.

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $2 million for the six months ended June 30, 2009 and 2008.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statements of Operations
(Unaudited, $ Millions)

	For the Quarter Ended June 30, 2009

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$2,561	$(541)	$1,301	$1,643	$158

OPERATING EXPENSES
Energy Costs	1,067	(540)	563	979	65
Operation and Maintenance	628	(8)	271	344	21
Depreciation and Amortization	203	4	48	144	7
Taxes Other Than Income Taxes	26	—	—	26	—
Total Operating Expenses	1,924	(544)	882	1,493	93

OPERATING INCOME	637	3	419	150	65

Income from Equity Method Investments	9	—	—	—	9
Impairment on Equity Method Investments	(8)	—	—	—	(8)
Other Income and Deductions	47	—	42	3	2
Other Than Temporary Impairments	(1)	(1)	—	—	—
Interest Expense	(133)	(3)	(39)	(80)	(11)
Preferred Stock Dividends	—	1	—	(1)	—
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	551	—	422	72	57

Income Tax (Expense) Benefit	(240)	1	(165)	(29)	(47)

NET INCOME	311	$1	$257	$43	$10

Reconciling Items Excluded from Continuing Operations (c):	(7)	—	19	—	(26)
OPERATING EARNINGS	$318	$1	$238	$43	$36

	For the Quarter Ended June 30, 2008

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$2,550	$(691)	$1,623	$1,858	$(240)

OPERATING EXPENSES
Energy Costs	1,535	(690)	867	1,213	145
Operation and Maintenance	620	(7)	275	320	32
Depreciation and Amortization	191	3	41	139	8
Taxes Other Than Income Taxes	27	—	—	27	—
Total Operating Expenses	2,373	(694)	1,183	1,699	185

OPERATING INCOME	177	3	440	159	(425)

Income from Equity Method Investments	7	—	—	—	7
Other Income and Deductions	41	(2)	38	2	3
Other Than Temporary Impairments	(32)	—	(32)	—	—
Interest Expense	(146)	(5)	(41)	(81)	(19)
Preferred Stock Dividends	—	1	—	(1)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES (b)	47	(3)	405	79	(434)

Income Tax Expense	(213)	(1)	(165)	(28)	(19)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(166)	(4)	240	51	(453)

Discontinued Operations, net of tax	16	—	—	—	16

NET INCOME (LOSS)	$(150)	$(4)	$240	$51	$(437)

Reconciling Items Excluded from Continuing Operations (c):	(479)	—	24	—	(503)
OPERATING EARNINGS (LOSS)	$313	$(4)	$216	$51	$50

(a) Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b) Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended June 30, 2009 and 2008.

(c) See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statements of Operations
(Unaudited, $ Millions)

	For the Six Months Ended June 30, 2009

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$6,482	$(1,864)	$3,675	$4,378	$293

OPERATING EXPENSES
Energy Costs	3,135	(1,862)	2,025	2,838	134
Operation and Maintenance	1,303	(16)	529	739	51
Depreciation and Amortization	410	8	95	293	14
Taxes Other Than Income Taxes	70	—	—	70	—
Total Operating Expenses	4,918	(1,870)	2,649	3,940	199

OPERATING INCOME	1,564	6	1,026	438	94

Income from Equity Method Investments	19	—	—	—	19
Impairment on Equity Method Investments	(8)	—	—	—	(8)
Other Income and Deductions	63	(7)	62	3	5
Other Than Temporary Impairments	(61)	(1)	(60)	—	—
Interest Expense	(278)	(7)	(82)	(159)	(30)
Preferred Stock Dividends	—	2	—	(2)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,299	(7)	946	280	80

Income Tax (Expense) Benefit	(544)	4	(371)	(114)	(63)

NET INCOME (LOSS)	$755	$(3)	$575	$166	$17

Reconciling Items Excluded from Continuing Operations (c):	(45)	—	(22)	—	(23)
OPERATING EARNINGS (LOSS)	$800	$(3)	$597	$166	$40

	For the Six Months Ended June 30, 2008

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$6,342	$(2,023)	$3,998	$4,476	$(109)

OPERATING EXPENSES
Energy Costs	3,654	(2,021)	2,456	3,006	213
Operation and Maintenance	1,247	(14)	514	680	67
Depreciation and Amortization	383	7	79	282	15
Taxes Other Than Income Taxes	70	—	—	70	—
Total Operating Expenses	5,354	(2,028)	3,049	4,038	295

OPERATING INCOME	988	5	949	438	(404)

Income from Equity Method Investments	19	—	—	—	19
Other Income and Deductions	77	(6)	71	6	6
Other Than Temporary Impairments	(70)	—	(70)	—	—
Interest Expense	(299)	(12)	(83)	(162)	(42)
Preferred Stock Dividends	—	2	—	(2)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	715	(11)	867	280	(421)

Income Tax (Expense) Benefit	(446)	2	(352)	(93)	(3)

INCOME (LOSS) FROM CONTINUING OPERATIONS	269	(9)	515	187	(424)

Discontinued Operations, net of tax	29	—	—	—	29

NET INCOME (LOSS)	$298	$(9)	$515	$187	$(395)

Reconciling Items Excluded from Continuing Operations (c):	(482)	—	20	—	(502)
OPERATING EARNINGS (LOSS)	$751	$(9)	$495	$187	$78

(a) Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b) Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $2 million for the six months ended June 30, 2009 and 2008.

(c) See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	June 30, 2009	December 31, 2008

DEBT
Commercial Paper and Loans	$333	$19
Long-Term Debt (a)	7,064	7,180
Securitization Debt (a)	1,442	1,530
Project Level, Non-Recourse Debt (a)	45	328
Total Debt	8,884	9,057

SUBSIDIARY’S PREFERRED STOCK WITHOUT MANDATORY REDEMPTION	80	80

STOCKHOLDERS’ EQUITY
Common Stock	4,772	4,756
Treasury Stock	(587)	(581)
Retained Earnings	4,204	3,773
Accumulated Other Comprehensive Loss	—	(177)
Total Common Stockholders’ Equity	8,389	7,771
Noncontrolling Interests - Equity Investments	10	11
Total Equity	8,399	7,782
Total Capitalization	$17,363	$16,919

(a) Includes amounts due within one year

Note 1:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors of the related securities to which the covenants apply; it is not intended as a financial performance or liquidity measure.

2009

The debt to capitalization ratio calculated under PSEG’s credit agreements as of June 30, 2009 was 47.2%.

The ratio as calculated pursuant to these covenants includes capital lease obligations ($41 million) and certain other obligations such as guarantees and letters of credit ($195 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes non-recourse project debt ($45 million), securitization debt ($1.442 billion), the equity reduction ($359 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and the Accumulated Other Comprehensive Income, $310 million, related to the mark-to-market of energy contracts.

2008

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2008 was 47.9%.

The ratio as calculated pursuant to these covenants includes capital lease obligations ($43 million) and certain other obligations such as guarantees and letters of credit ($148 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes non-recourse project debt ($328 million), securitization debt ($1.530 billion), the equity reduction ($368 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and the Accumulated Other Comprehensive Income, $176 million, related to the mark-to-market of energy contracts.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$755	$298
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	34	325
NET CASH PROVIDED BY OPERATING ACTIVITIES	789	623

NET CASH USED IN INVESTING ACTIVITIES	(210)	(702)

NET CASH USED IN FINANCING ACTIVITIES	(507)	(218)
Effect of Exchange Rate Change	—	1
Net Increase (Decrease) in Cash and Cash Equivalents	72	(296)

Cash and Cash Equivalents at Beginning of Period	321	380
Cash and Cash Equivalents at End of Period	$393	$84

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
June 30, 2009 vs. June 30, 2008
(Unaudited)

PSEG 2nd Quarter 2008 Net Loss			$(0.29)
Discontinued Operations (SAESA and Bioenergie)			0.03
PSEG 2nd Quarter 2008 Loss from Continuing Operations			$(0.32)
Reconciling Items (a)			(0.93)
PSEG 2nd Quarter 2008 Operating Earnings			$0.61

			B/(W)
PSEG Power
2nd Quarter 2008		$0.42

Recontracting and Lower Fuel Expense	0.04
BGSS	(0.01)
Margin		0.03
O&M		0.01
Depreciation, Interest and Other		0.01

2nd Quarter 2009		$0.47	$0.05

PSE&G
2nd Quarter 2008		$0.10

Weather		(0.01)
Transmission Margin		0.01
Gas Margin		0.01
Depreciation and O&M		(0.02)

2nd Quarter 2009		$0.09	$(0.01)

PSEG Energy Holdings
2nd Quarter 2008		$0.10

Texas Generation Facilities		(0.06)
2009 Lease Sales		0.05
Lease Income		(0.01)
Effective Tax Rate and Other		(0.01)

2nd Quarter 2009		$0.07	$(0.03)

Public Service Enterprise Group
2nd Quarter 2008		$(0.01)
Interest		0.01
2nd Quarter 2009		$—	$0.01

PSEG 2nd Quarter 2009 Operating Earnings			$0.63
Reconciling Items (a)			(0.02)
PSEG 2nd Quarter 2009 Income from Continuing Operations			$0.61
Discontinued Operations			—
PSEG 2nd Quarter 2009 Net Income			$0.61

(a) See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
June 30, 2009 vs. June 30, 2008
(Unaudited)

PSEG Net Income for the Six Months Ended June 30, 2008			$0.59
Discontinued Operations (SAESA and Bioenergie)			0.06
PSEG Income from Continuing Operations for the Six Months Ended June 30, 2008			$0.53
Reconciling Items (a)			(0.94)
PSEG Operating Earnings for the Six Months Ended June 30, 2008			$1.47

			B/(W)
PSEG Power
Year to Date June 30, 2008		$0.97

Recontracting and Lower Fuel Expense	0.21
BGSS	—
Margin		0.21
O&M		(0.02)
Depreciation, Interest and Other		0.02

Year to Date June 30, 2009		$1.18	$0.21

PSE&G
Year to Date June 30, 2008		$0.37

Weather		0.02
Transmission Margin		0.02
Electric and Gas Margins		(0.01)
O&M		(0.01)
Depreciation, Taxes and Other		(0.06)

Year to Date June 30, 2009		$0.33	$(0.04)

PSEG Energy Holdings
Year to Date June 30, 2008		$0.15

Texas Generation Facilities		(0.07)
2009 Lease Sales		0.07
Lease Income		(0.03)
Effective Tax Rate and Other		(0.04)

Year to Date June 30, 2009		$0.08	$(0.07)

Public Service Enterprise Group
Year to Date June 30, 2008		$(0.02)
Interest		0.01
Year to Date June 30, 2009		$(0.01)	$0.01

PSEG Operating Earnings for the Six Months Ended June 30, 2009			$1.58
Reconciling Items (a)			(0.09)
PSEG Income from Continuing Operations for the Six Months Ended June 30, 2009			$1.49
Discontinued Operations			—
PSEG Net Income for the Six Months Ended June 30, 2009			$1.49

(a) See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 8

PSEG POWER LLC
Generation Measures
(Unaudited)

	GWhr Breakdown		GWhr Breakdown

	Quarters Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Nuclear - NJ	4,738	4,573	10,227	9,409
Nuclear - PA	2,458	2,459	4,787	4,887
Total Nuclear	7,196	7,032	15,014	14,296

Fossil - Coal - NJ	250	831	1,026	2,173
Fossil - Coal - PA	1,233	1,473	2,667	3,051
Fossil - Coal - CT	17	619	510	1,390
Total Coal	1,500	2,923	4,203	6,614

Fossil - Oil & Natural Gas - NJ	2,082	2,818	3,902	5,145
Fossil - Oil & Natural Gas - NY	805	809	1,509	1,185
Fossil - Oil & Natural Gas - CT	—	21	99	96
Total Oil & Natural Gas	2,887	3,648	5,510	6,426

Fossil - Pumped Storage	(30)	(34)	(54)	(68)
	11,553	13,569	24,673	27,268

	% Generation by Fuel Type		% Generation by Fuel Type

	Quarters Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Nuclear - NJ	41%	34%	42%	35%
Nuclear - PA	21%	18%	19%	18%
Total Nuclear	62%	52%	61%	53%

Fossil - Coal - NJ	2%	6%	4%	8%
Fossil - Coal - PA	11%	11%	11%	11%
Fossil - Coal - CT	0%	4%	2%	5%
Total Coal	13%	21%	17%	24%

Fossil - Oil & Natural Gas - NJ	18%	21%	16%	19%
Fossil - Oil & Natural Gas - NY	7%	6%	6%	4%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	0%
Total Oil & Natural Gas	25%	27%	22%	23%

Fossil - Pumped Storage	0%	0%	0%	0%
	100%	100%	100%	100%

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY
Retail Sales and Revenues
(Unaudited)
June 30, 2009

Electric Sales and Revenues

Sales (millions kwh)	Quarter Ended	Change vs. 2008	Six Months Ended	Change vs. 2008
Residential	2,858	-8.1%	6,093	-3.4%
Commercial	5,785	-3.0%	11,675	-2.6%
Industrial	1,131	-10.9%	2,282	-10.3%
Street Lighting	82	6.0%	185	2.5%
Other	2	-30.1%	5	-30.0%
Total	9,858	-5.4%	20,240	-3.7%

Revenue ($ millions)
Residential	$466	-2.0%	$1,007	8.0%
Commercial	632	-7.6%	1,247	-1.1%
Industrial	74	-15.7%	146	-9.7%
Street Lighting	18	2.4%	38	2.9%
Other Operating Revenues*	70	-43.4%	137	-36.1%
Total	$1,260	-9.2%	$2,575	-1.2%

Weather Data	Quarter Ended	Change vs. 2008	Six Months Ended	Change vs. 2008
THI Hours - Actual	2,374	-40.8%	2,374	-40.8%
THI Hours - Normal	3,848		3,885

*Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 10

PUBLIC SERVICE ELECTRIC & GAS COMPANY
Retail Sales and Revenues
(Unaudited)
June 30, 2009

Gas Sold and Transported

Sales (millions therms)	Quarter Ended	Change vs. 2008	Six Months Ended	Change vs. 2008
Residential Sales	178	1.3%	881	6.4%
Commercial - Firm Sales	64	1.4%	312	4.0%
Commercial - Interr. & Cogen	11	38.1%	28	10.6%
Industrial - Firm Sales	4	-14.6%	23	-3.9%
Industrial - Interr. & Cogen	34	-19.9%	65	-37.5%
Total	291	-0.9%	1,309	2.2%

Gas Transported - Firm Sales	79	4.0%	273	4.9%
Gas Transported - Non-Firm	111	-40.7%	300	-22.6%

Revenue ($ millions)
Residential Sales	$164	2.1%	$869	14.5%
Commercial - Firm Sales	34	-58.1%	214	-33.1%
Commercial - Interr. & Cogen	6	-44.7%	17	-37.9%
Industrial - Firm Sales	2	-65.2%	16	-37.4%
Industrial - Interr. & Cogen	14	-72.9%	33	-71.7%
Other Operating Revenues*	34	4.6%	67	4.3%
Total	$254	-26.2%	$1,216	-7.3%

Gas Transported	129	2.4%	587	5.3%

Weather Data	Quarter Ended	Change vs. 2008	Six Months Ended	Change vs. 2008
Degree Days - Actual	271	-1.5%	2,480	9.6%
Degree Days - Normal	299		2,367

*Primarily Appliance Service.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Statistical Measures
(Unaudited)

	For the Quarters Ended June 30		For the Six Months Ended June 30
	2009	2008	2009	2008
Weighted Average Common Shares Outstanding (000’s)
Basic	505,990	508,491	505,988	508,491
Diluted	506,936	509,487	506,812	509,483

Stock Price at End of Period			$32.63	$45.93

Dividends Paid per Share of Common Stock	$0.3325	$0.3225	$0.6650	$0.6450

Dividend Payout Ratio*			41.7%	42.0%

Dividend Yield			4.0%	2.7%

Price/Earnings Ratio*			10.4	15.7

Rate of Return on Average Common Equity*			20.6%	21.1%

Book Value per Common Share			$16.58	$12.93

Market Price as a Percent of Book Value			197%	355%

Total Shareholder Return	11.9%	15.1%	14.5%	-5.2%

*Calculation based on Operating Earnings for the 12 month period ended

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings
(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
Pro-forma Adjustments, net of tax	2009	2008	2009	2008

Earnings Impact ($ Millions)

Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity	$17	$(3)	$(6)	$(10)
Gain (Loss) on Mark-to-Market (MTM)	(24)	14	(39)	19
Lease Reserves	—	(490)	—	(490)
Premium on Bond Redemption	—	—	—	(1)

Total Pro-forma adjustments	$(7)	$(479)	$(45)	$(482)

Fully Diluted Average Shares Outstanding (in Millions)	507	509	507	509

Per Share Impact (Diluted)

Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity	$0.03	$—	$(0.01)	$(0.02)
Gain (Loss) on Mark-to-Market (MTM)	(0.05)	0.03	(0.08)	0.04
Lease Reserves	—	(0.96)	—	(0.96)
Premium on Bond Redemption	—	—	—	—

Total Pro-forma adjustments	$(0.02)	$(0.93)	$(0.09)	$(0.94)